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                                                                   EXHIBIT 23.03
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Pre-Effective Amendment
No. 1 to Registration Statement No. 333-107682 of Flextronics International Ltd. and subsidiaries (the Company) of our report dated April 21, 2003 (May 5, 2003 as to Note 13) relating to the consolidated financial statements of the Company for the year ended March 31, 2003, appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2003 and to the reference to us under the heading "Experts" and the "Selected Financial Data" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

San Jose, California
September 18, 2003